Independent Auditors' Consent

To the Shareholders and Board of Trustee of the Calvert Funds:

We consent to the use of our report dated November 15, 2002, incorporated herein by reference, for the CSIF Technology Fund and Calvert New Vision Small Cap Fund as of September 30, 2002, and to the reference to our firm under the heading "Financial Statements and Experts" in the Registration Statement on Form N-14 of the Calvert Fund.

KPMG LLP /s/

Philadelphia, Pennsylvania

December 20, 2002